EXHIBIT 10.1

FOURTH AMENDMENT AGREEMENT

FOURTH AMENDMENT AGREEMENT (this “Agreement”) dated as of March 28, 2007 by and between Memry Corporation (the “Borrower”), a Delaware corporation, and Webster Bank, National Association as assignee and successor in interest to Webster Business Credit Corporation (the “Lender”), amending a certain Credit and Security Agreement dated as of November 9, 2004 by and between the Borrower and the Webster Business Credit Corporation, as amended by that certain First Amendment Agreement dated as of November 9, 2005 and by a Second Amendment Agreement dated as of December 21, 2005 and by a Third Amendment Agreement dated December 5, 2006 (as amended and in effect from time to time, the “Credit Agreement”).

W I T N E S S E T H

WHEREAS, pursuant to the terms of the Credit Agreement, Webster Business Credit Corporation has assigned all of its rights, title and interest in and to the Credit Agreement, the Notes (as defined in the Credit Agreement) and the Other Documents (as defined in the Credit Agreement) to Webster Bank, National Association; and

WHEREAS, pursuant to the terms of the Credit Agreement, the Lender has made and continues to make revolving loans to the Borrower; and

WHEREAS, the Borrower has requested, among other things, that the Lender amend certain terms of the Credit Agreement; and

WHEREAS, the Lender is willing to, among other things, amend certain terms and conditions of the Credit Agreement, all on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

(1) Acknowledgment of Preamble. All facts of the above-recited preamble are hereby acknowledged as complete and accurate and shall be incorporated into this Modification as if fully restated herein and the Borrower represents that no Event of Default or event which with the giving of a notice or the passage of time would constitute an Event of Default has occurred under the Credit Agreement and/or the Other Documents (as defined in the Credit Agreement). All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Original Loan Documents.

(2) Substitution of Lender. All references to “Webster Business Credit Corporation” or to “WBCC” or to the “Lender” in all Original Loan Documents and in all instruments, documents and agreements evidencing, securing or governing the Original

Loan Documents shall be deemed to be references to “Webster Bank, National Association, a national association”.

(3) Definitions. Capitalized terms used herein without definition that are defined in the Credit Agreement (as amended hereby) shall have the same meanings herein as therein.

(4) Ratification of Existing Agreements. All of the Borrower’s obligations and liabilities to the Lender as evidenced by or otherwise arising under the Credit Agreement, the Notes and the Other Documents, except as otherwise expressly modified in this Agreement upon the terms set forth herein, are, by the Borrower’s execution of this Agreement, ratified and confirmed in all respects. In addition, by the Borrower’s execution of this Agreement, the Borrower represents and warrants that no counterclaim, right of set-off or defense of any kind exists or is outstanding with respect to such obligations and liabilities.

(5) Representations and Warranties. All of the representations and warranties made by the Borrower in the Credit Agreement, the Notes and the Other Documents are true and correct on the date hereof as if made on and as of the date hereof, except (i) to the extent that any of such representations and warranties relate by their terms to a prior date, (ii) for matters previously disclosed to the Lender in writing or in form 10-k, 10-Q or 8-k filed with the Securities and Exchange Commission, and (iii) for deviations not, in the aggregate, having or reasonably likely to have a material adverse effect on the Borrower and its assets.

(6) Conditions Precedent. Except as set forth below, the effectiveness of the amendments contemplated hereby shall be subject to the satisfaction on or before the date hereof of each of the following conditions precedent (which conditions the Lender acknowledges have been satisfied on the date hereof):

(a) Representations and Warranties. All of the representations and warranties made by the Borrower herein, whether directly or incorporated by reference, shall be true and correct on the date hereof, except as provided in §3 hereof.

(b) Performance; No Event of Default. The Borrower shall have performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and there shall exist no Event of Default or condition which, with either or both the giving of notice or the lapse of time, would result in an Event of Default upon the execution and delivery of this Agreement.

(c) Corporate Action. All requisite corporate action necessary for the valid execution, delivery and performance by the Borrower of this Agreement and all other instruments and documents delivered by the Borrower in connection therewith shall have been duly and effectively taken.

(d) Delivery. Except as set forth below, the parties hereto shall have executed and delivered (i) this Agreement and (iii) such further instruments and taken such further action as the Lender may have reasonably requested, in each case further to effect the purposes of this Agreement, the Credit Agreement and the Other Documents.

(e) Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in substance and form to the Lender, and the Lender shall have received all information and such counterpart originals or certified or other copies of such documents as it may request.

(f) Fees and Expenses. The Borrower shall have paid to the Lender all fees and expenses incurred by the Lender (including attorney’s fees and expenses) in connection with this Amendment, the Credit Agreement and the Other Documents on or prior to the date hereof.

(7) Amendments, Consents with respect to the Credit Agreement.

(7)(a). Amendments – Definitions. The following definitions set forth on Annex I attached to the Credit Agreement are hereby amended to read in full as set forth below:

“Payment Office” shall mean 145 Bank Street, Waterbury, CT 06702.”

(7)(b). Acknowledgment. Notwithstanding anything to the contrary contained in the Credit Agreement, as amended, the parties hereto hereby acknowledge that the Second Capital Expenditure Loan is no longer available and there are no outstanding advances made thereunder and that the Second Capital Expenditure Loan Period has expired.

(7)(c). Amendment – Section 8.1 of the Credit Agreement. shall be amended to read in full as follows:

“Fixed Charge Coverage Ratio shall mean and include: (i) for the quarters ending 3/31/2007 and 6/30/2007 of Borrowers, the ratio of (a) EBITDA for such period, minus any Unfinanced Capital Expenditures less Cash, to (b) Fixed Charges for such period, provided, however, that the amount of Cash deducted from (a) cannot exceed EBITDA; and (ii) with respect to any applicable fiscal period thereafter of Borrowers, the ratio of (a) EBITDA for such period, minus any Unfinanced Capital Expenditures made during such period, to (b) Fixed Charges for such period.

(7)(d). Amendment – Section 16.1 of the Credit Agreement. Section 16.1 of the Credit Agreement shall be modified to read in full as follows:

“16.1 Governing Law; Waivers; Set off Rights.

a. Governing Law. This Agreement, the Notes, the Related Agreements and any other agreement or documents relating thereto and the rights and obligations of the parties hereunder and thereunder shall be construed and interpreted in accordance with the law of the State of Connecticut. Each Borrower and each Guarantor hereby acknowledge that the underlying transactions to which this Agreement and the Other Agreements relate concerns the making, now or in the future of loans and advances to the Borrower and that said obligations of the Borrower and each Guarantor are primarily to be performed in the State of Connecticut. The Borrower and each Guarantor agrees that the execution of this Agreement and the Other Agreements and the rights and obligations of the parties hereunder and thereunder shall be deemed to have a Connecticut situs and the Borrower and each Guarantor shall be subject to the personal jurisdiction of the courts of the State of Connecticut with respect to any action the Bank, its successors or assigns, may commence hereunder. Accordingly, the Borrower and each Guarantor hereby specifically and irrevocably consents to the jurisdiction of the courts of the State of Connecticut with respect to all matters concerning this Agreement, the Other Agreements, the Notes or the enforcement of any of the foregoing.

b. Prejudgment Remedy Waiver. THE BORROWER AND EACH GUARANTOR HEREBY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION, AND HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH BANK OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

c. Set-off. Borrower and each Guarantor hereby give Bank a lien and right of setoff for all Borrower’s obligations to the Bank or any affiliate of the Bank or Webster Financial Corporation upon and against all the deposits, credits, collateral and property of Borrower and Guarantor, now or hereafter in the possession, custody, safekeeping or control of Bank or any affiliate of the Bank or Webster Financial Corporation or in transit to any of them. Bank may, after the occurrence and during the continuance of an Event of Default hereunder apply or set-off the same, or any part thereof, to any obligation of Borrower or any Guarantor to the Bank or any affiliate of the Bank or Webster Financial Corporation, even though unmatured.”

(7)(e). Amendment - Notices. Section 16.6 (A) is hereby amended as follows:

“(A) If to Lender at:	Webster Bank, National Association
145 Bank Street
Waterbury, CT 06702
Attention: Manager, Commercial Waterbury
Telecopier: 203-578-2579

with a copy to:	Webster Bank, National Association
145 Bank Street
Waterbury, CT 06702
Attention: Ellen S. Levine, Esq.
Telecopier: 860-947-1873”

(8) Additional Covenants. Without any prejudice or impairment whatsoever to any of the Lender’s rights and remedies contained in the Credit Agreement and the covenants contained therein, the Notes or in any of the Other Documents, the Borrower additionally covenants and agrees with the Lender as follows:

(a) The Borrower shall comply and continue to comply with all of the terms, covenants and provisions contained in the Credit Agreement, the Notes and the Other Documents, except as such terms, covenants and provisions are expressly modified by this Agreement upon the terms set forth herein, including, without limitation, the delivery and procurement of the mortgage modification agreements and title insurance endorsements within the time periods set forth herein.

(b) The Borrower shall at any time or from time to time execute and deliver such further instruments, and take such further action as the Lender may reasonably request, in each case further to effect the purposes of this Agreement, the Credit Agreement, the Notes and the Other Documents.

(c) The Borrower expressly acknowledges and agrees that any failure by the Borrower to comply with the terms and conditions of this Section 6 or any other provisions contained in this Agreement shall constitute an Event of Default under the Credit Agreement.

(9) Expenses. The Borrower agrees to pay to the Lender upon demand an amount equal to any and all out-of-pocket costs or expenses (including reasonable legal fees and disbursements) incurred or sustained by the Lender in connection with the preparation of this Agreement.

(10) Miscellaneous.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut (excluding the laws applicable to conflicts or choice of law).

(b) The indebtedness evidenced by said Original Loan Documents continues outstanding, and the execution and delivery to the Bank of this Modification Agreement does not constitute the creation of a new debt or the extinguishment of the debt evidenced by the Original Loan Documents but constitutes only an amendment of certain of the terms with respect thereto. Except as otherwise expressly provided by this Agreement, all of the respective terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Agreement and the Credit Agreement be read and construed as one instrument, and all references in the Loan Documents to the Credit Agreement shall hereafter refer to the Credit Agreement, as amended by this Agreement.

(c) Nothing contained herein shall operate to release the Borrower or any other obligor from its liability to pay the Note and to keep and perform the terms, conditions, obligations and agreements contained in the Loan Agreement and in all other documents relating to and securing repayment of the Note as amended hereby.

(d) The Borrower hereby acknowledges and agrees that it has no defense, offset, recoupment or counterclaim with respect to the indebtedness evidenced by the Note (as amended hereby) or any of the Original Loan Documents and the Borrower hereby releases the Bank from any and all liability arising directly or indirectly with respect to the Note as amended hereby, the Original Loan Documents, the debt evidenced or governed by any of the Original Loan Documents and any and all actions taken by the Bank with respect to the transactions contemplated therein.

IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed in its name and behalf by its duly authorized officer as of the date first written above.

WEBSTER BANK, NATIONAL ASSOCIATION

By:	/s/ Peter L. Hargraves
Peter L. Hargraves
Its: Vice President

MEMRY CORPORATION

By:	/s/ Richard F. Sowerby
Name: Richard F. Sowerby
Title: Chief Financial Officer & Treasurer

The undersigned Guarantor consents to the terms contained herein and further acknowledge and affirm that its Guarantee remains unmodified and in full force and effect:

PUTNAM PLASTICS COMPANY LLC

By:	/s/ Robert P. Belcher
Name:	Robert P. Belcher
Title:	VP & CFO

STATE OF CONNECTICUT	)
) ss. Bethel, CT
COUNTY OF FAIRFIELD	)

On March 28, 2007, before me personally came Robert P. Belcher, to me known, who, being by me duly sworn, did depose and say that he is the VP & CFO of each entity described in and which executed the foregoing instrument as “Borrower”; and that he signed his name thereto by order of the board of directors (or other governing body) of said entity.

/s/ Kathleen Ferris
NOTARY PUBLIC

Kathleen Ferris
Notary Public, State of Connecticut
No. 65478. Qualified in Fairfield County
Commission Expires December 31, 2007